AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 1996
                                                     REGISTRATION NO. 33-63993



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                               EMC CORPORATION
            (Exact name of Registrant as specified in its charter)

                    MASSACHUSETTS                        3572
         (State or other Jurisdiction        (Primary Standard Industrial
       of Incorporation or Organization)       Classification Code Number)

                                     04-2680009
                                  (I.R.S. Employer
                                 Identification No.)


                               171 SOUTH STREET
                       HOPKINTON, MASSACHUSETTS  01748
                                (508) 435-1000
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)


                                PAUL T. DACIER
                      VICE PRESIDENT AND GENERAL COUNSEL
                               EMC CORPORATION
                               171 SOUTH STREET
                       HOPKINTON, MASSACHUSETTS  01748
                               (508) 435-1000
       (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


          Copies to:
  DAVID T. BREWSTER                     JOHN G. LEWIS
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM  IRELAND, STAPLETON, PRYOR & PASCOE, P.C.
  ONE BEACON STREET                     1675 BROADWAY, SUITE 2600
  BOSTON, MASSACHUSETTS  02108          DENVER, COLORADO  80202
  (617) 573-4800                        (303) 623-2700


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                THE MERGER OF EMC MERGER CORPORATION 1995 INTO
          MCDATA CORPORATION WAS EFFECTED ON DECEMBER 6, 1995.

          If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General
          Instruction G, check the following box:  ( )

               Pursuant to this Registration Statement on Form S-4 (No. 33-63993), EMC Corporation, a Massachusetts corporation ("EMC"), registered 17,500,000 shares of its common stock, $.01 par value per share ("Common Stock"), issuable pursuant to an Agreement and Plan of Merger dated as of October 25, 1995 by and among EMC, EMC Merger Corporation 1995, a Delaware corporation and a wholly owned subsidiary of EMC ("Sub"), and McDATA Corporation, a Delaware corporation ("McDATA"), which provided for the merger of Sub with and into McDATA (the "Merger"). EMC hereby amends this Registration Statement to deregister 3,932,888 shares of Common Stock that remain unissued following the consummation of the Merger.





                               SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, The Commonwealth of Massachusetts on January 19, 1996.

                                   EMC CORPORATION

                                   By:    /s/ Richard J. Egan

                                          Richard J. Egan
                                          Chairman of the Board

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 19, 1996 by the following persons in the capacities indicated.

      Signature            Title                  Date
                   *       Chairman of the Board  January 19, 1996
      _________________    (Principal Executive
      Richard  J. Egan     Officer) and Director


                   *       President, Chief       January 19, 1996
      _________________    Executive Officer and
      Michael C.           Director
      Ruettgers


                   *       Executive Vice         January 19, 1996
      _________________    President, Sales and
      John R. Egan         Marketing Director

                   *       Vice President and     January 19, 1996
      _________________    Chief Financial
      Colin G. Patteson    Officer (Principal
                           Financial Officer)

                   *       Vice President and     January 19, 1996
      _________________    Controller (Principal
      William J. Teuber    Accounting Officer)


                   *       Director               January 19, 1996
      _________________
      Michael J. Cronin

                   *       Director               January 19, 1996
      _________________
      John F. Cunningham

                   *       Director               January 19, 1996
      _________________
      W. Paul Fitzgerald

                   *       Director               January 19, 1996
      _________________
      Joseph F. Oliveri

                   *       Director               January 19, 1996
      _________________
      Maureen E. Egan

      * By:  /s/ Paul T. Dacier

              Paul T. Dacier, as attorney-in-fact
              for each of the persons indicated